Exhibit 99.1

Form 3 Joint Filer Information

Name:	ZETA Sponsor LLC
Address:	9 West 57th Street 33rd Floor New York, NY 10019
Date of Event Requiring Statement:	06/15/21

Name:	ZP Master Utility Fund, Ltd.
Address:	9 West 57th Street 33rd Floor New York, NY 10019
Date of Event Requiring Statement:	06/15/21

Name:	Zimmer Partners, LP
Address:	9 West 57th Street 33rd Floor New York, NY 10019
Date of Event Requiring Statement:	06/15/21

Name:	Zimmer Partners GP, LLC

Address:	9 West 57th Street 33rd Floor New York, NY 10019
Date of Event Requiring Statement:	06/15/21

Name:	Sequentis Financial LLC
Address:	9 West 57th Street 33rd Floor New York, NY 10019
Date of Event Requiring Statement:	06/15/21